EXHIBIT 1.1

TELIK, INC.

7,500,000 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

November 6, 2003

UNDERWRITING AGREEMENT

November 6, 2003

UBS Securities LLC

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

Needham & Company, Inc.

Lazard Frères & Co. LLC

Fortis Securities Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Telik, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and Sanwa Kagaku Kenkyusho Co., Ltd., a Japanese corporation (“Sanwa”), proposes to sell, to the Underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 7,500,000 shares (the “Firm Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company, of which 6,500,000 of the Firm Shares are to be issued and sold by the Company and 1,000,000 of the Firm Shares are to be sold by Sanwa. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,125,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus, which is defined and referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-108031) under the Act (the “registration statement”). Such registration statement has been declared by the Commission to be effective under the Act. The Company has filed with the Commission a Prepricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a Prospectus Supplement (as defined and referred to below) to the Basic Prospectus (as defined and referred to below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein.

If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement. The term “Basic Prospectus” as used in this Agreement means the basic prospectus dated as of October 23, 2003 and filed with the Commission pursuant to Rule 424(b) on October 29, 2003 for use in connection with the marketing of the Shares pursuant to this Agreement. The term “Prepricing Prospectus” as used in this Agreement means any form of preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of October 29, 2003 and filed with the Commission on October 29, 2003 pursuant to Rule 424(b) under the Act and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall refer to Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), after initial filing date of the Registration Statement and deemed to be incorporated therein by reference.

The Company, Sanwa and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and Sanwa agrees to sell, in each case severally and not jointly, to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and Sanwa the respective number of Firm Shares (subject to such adjustment as UBS Securities LLC (“UBS”) may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by Sanwa, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 9 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $18.80 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters for the Firm Shares. This option may be exercised by UBS on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when such Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto (subject to adjustment in accordance with Section 9 hereof) bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS may determine solely to eliminate fractional shares).

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made in United States dollars to the Company and to Sanwa by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 12, 2003 (unless another time shall be agreed to by you and the Company and Sanwa or unless postponed in accordance with the provisions of Section 9 hereof. The time at which such payment and delivery are actually made is hereinafter called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for any Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of such Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

1	As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

Deliveries of the documents described in Section 7 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; the Company has not received nor has notice of any order of the Commission preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus or instituting proceedings for that purpose, and the Basic Prospectus, the Prospectus Supplement and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; the conditions to the use of Form S-3 under the Act with respect to the Registration Statement have been satisfied, and the offering of the Shares as contemplated hereby complies with the requirements of Rule 415; the Registration Statement, at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all material respects with said Rule 415; when the Registration Statement became effective, the Registration Statement conformed in all material respects with the provisions of the Act; the Prospectus will comply, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Act, as of its date and as of the time of purchase and any additional time of purchase, in all material respects with the provisions of the Act; the Registration Statement did not, when it became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prepricing Prospectus and the Prospectus or any other materials, if any, permitted by the Act;

(b) as of the date of this Agreement, the Company’s capitalization is as set forth under the heading entitled “Actual” in the section of the Prospectus entitled “Capitalization,” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company’s capitalization shall be as set forth under the heading entitled “As adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus, and subject, in the case of the additional time of purchase, to the issuance of the Additional Shares); and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operations of the Company (a “Material Adverse Effect”); the Company has no subsidiaries (as defined in the Act); the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity; and complete and correct copies of the charter and bylaws or other organization documents of the Company and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase;

(e) the Company is not in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation, default or event, a “Default Event”), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company or any of its properties, other than, in the case of clause (ii), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, bylaws or other organizational documents of the Company, (x) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or by which the Company or its respective properties may be bound or affected, (y) any federal, state, local or foreign law, regulation or rule or (z) any decree, judgment or order applicable to the Company or any of its respective properties, except in the case of clause (x) for such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

(f) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

(g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus;

(h) the Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable;

(i) no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated hereby, other than registration of the offer and sale of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(j) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; and no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

(k) Ernst & Young LLP, whose report on the financial statements of the Company is filed with the Commission and is incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Accounting Oversight Board;

(l) the Company has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Permits”), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as described in the Registration Statement and the

Prospectus, other than such Permits and Approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect; and the Company is not in violation of, or in default under, any such Permit or Approval the effect of which would, individually or in the aggregate, have a Material Adverse Effect;

(m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein have been so described or filed as required;

(n) except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its directors or officers is a party or of which any of its properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would result in a judgment, decree or order having a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(o) the financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained in the Registration Statement or the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, condition (financial or otherwise) or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent, which is material to the Company, incurred by the Company (other than pursuant to any drawdown for working capital purposes or equipment financing leasing purposes on the lines of credit or credit facilities existing as of the date of this Agreement and described in the Registration Statement and the Prospectus), (iv) any change in the capital stock or outstanding indebtedness of the Company (other than pursuant to the exercise of stock options described in the Registration Statement and the Prospectus as outstanding or the grant of stock options under stock option plans described in the Registration Statement and the Prospectus or pursuant to any drawdown of the type contemplated in clause (iii) above) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; and the Company has no material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

(q) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A-1 hereto, of each of its executive officers and directors and, in the form set forth in Exhibit A-2 hereto, of Sanwa; and the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS;

(r) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(t) neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(u) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and/or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(v) the Company maintains insurance of the types and in amounts reasonably adequate for its business (taking into account the Company’s size and stage of development), including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

(w) the Company has not sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect;

(x) the Company owns no real property and has good title to all personal property owned by it as described in the Registration Statement and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, as the case may be;

(y) the Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which would, individually or in the aggregate, result in a Material Adverse Effect;

(z) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(aa) all tax returns required to be filed by the Company have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company have been paid or will be paid timely, other than those being contested in good faith and for which adequate reserves have been provided;

(bb) other than as set forth in the Registration Statement and the Prospectus, or as would not individually or in the aggregate have a Material Adverse Effect, the Company owns, possesses, licenses or has other rights to use, all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) necessary for its business as described in the Registration Statement and the Prospectus and, to the Company’s knowledge, necessary in connection with the commercialization of the products described in the Prospectus as being under development, without any conflict with or infringement of the rights of others, and the Company has taken all reasonable steps necessary to secure interests in such Intellectual Property; except as described in the Registration Statement and the Prospectus, the Company is not aware of any options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are outstanding and which are required to be described in the Registration Statement and the Prospectus, and, except as described in the Registration Statement and the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in the Registration Statement and the Prospectus; none of the technology employed by the Company has been obtained or is used or proposed to be used by the Company in violation of any contractual obligation binding on the Company or any of its directors or executive officers or, to the Company’s knowledge, any employees of the Company or otherwise in violation of the rights of any persons, other than any violation which would not individually or in the aggregate have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company has not violated, infringed or conflicted with, nor, by conducting its business as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, to the Company’s knowledge, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not individually or in the aggregate have a Material Adverse Effect;

(cc) the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures; the descriptions in the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus; except to the extent disclosed in the Registration Statement and the Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Prospectus or the results of which are referred to in the Prospectus;

(dd) the Company has not sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any other party to any such contract or agreement;

(ee) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; the Company’s Chief Executive Officer and its Chief Financial Officer have reasonably concluded that the Company’s disclosure controls and procedures are sufficiently effective to ensure that information required to be disclosed by the Company in such reports is and was recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: all (i) significant deficiencies (if any) in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) fraud (if any), whether or not material, that involves management or other employees who have a role in the Company’s internal controls; material weaknesses (if any) in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and

(ff) the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement at the time of purchase or the additional time of purchase shall be deemed to be a representation and warranty by the

Company to the Underwriters as to the matters covered by such certificate. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 of this Agreement, counsel for the Company and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

4.	Representations and Warranties of Sanwa. Sanwa represents and warrants to each of the Underwriters that:

(a) Sanwa now is and, at the time of delivery of such Shares at the time of purchase, will be the lawful owner of the number of Shares to be sold by Sanwa pursuant to this Agreement (the “Sanwa Shares”) and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares at the time of purchase, the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(b) Sanwa has and, at the time of delivery of such Shares at the time of purchase, will have full legal right, power and capacity, and no approval required by law or any governmental authority is required, to sell, assign, transfer and deliver the Sanwa Shares in the manner provided in this Agreement, except such as have heretofore been obtained under the Act and except such as may be required under applicable state or provincial securities laws in connection with the purchase and distribution of the Sanwa Shares by the Underwriters as contemplated hereby and except for the approval by the National Association of Securities Dealers, Inc. (the “NASD”) of such purchase and distribution;

(c) this Agreement has been duly executed and delivered by Sanwa and is a legal, valid and binding agreement of Sanwa enforceable in accordance with its terms;

(d) the Custody Agreement, between Wells Fargo Bank Minnesota N.A., as custodian (the “Custodian”), and Sanwa (the “Custody Agreement”), shall be duly executed and delivered by Sanwa and be a legal, valid and binding agreement of Sanwa enforceable in accordance with its terms;

(e) when the Registration Statement initially became effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, the Sanwa Registration Statement Information (as defined below) included or incorporated by reference in the Registration Statement, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the time the Prospectus was first filed with the Commission and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, the Sanwa Prospectus Information (as defined below), included or incorporated by reference in the Prospectus, and any supplements or amendments thereto, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; for purposes of this Agreement, “Sanwa Registration Statement Information” shall mean the Sanwa Incorporated Document Information (as defined below), together with the statements set forth in the Basic Prospectus under the caption “Selling stockholder,” other than the second sentence of the third paragraph, the percentages appearing in the table, and the footnote thereunder; for purposes of this Agreement, “Sanwa Incorporated Document Information” shall mean the statements set forth (A) in the Company’s Definitive Proxy Statement on Schedule 14A under the captions (i) “Security ownership of certain beneficial owners and management” – third entry in the table immediately following the first paragraph; (ii) “Certain transactions” – third paragraph (except second and third sentences), fourth paragraph, the table immediately following the fourth paragraph and the fifth paragraph; and (B) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the captions (i) “Item 1. Business—Product development programs—Diabetes—TLK19781—Insulin receptor activator” – first sentence of third paragraph; (ii) “Item 1. Business—Collaborative relationships—Sanwa” except second sentence of second paragraph; (iii) “Item 1. Business—Collaborative relationships—Diabetes collaboration and license agreements”; and (iv) “Item 1. Business—Collaborative relationships—Screening services agreement”; for purposes of this Agreement, “Sanwa Prospectus Information” shall mean the Sanwa Incorporated Document Information, together with the statements set forth (A) in the basic prospectus included in the Prospectus and as supplemented by the Prospectus Supplement under the caption “Selling stockholder” except for the percentages in the table and the footnote thereunder; and (B) in the Prospectus Supplement under the captions (i) “Risk factors—Substantial future sales of our common stock by us or by our existing stockholders could cause our stock price to fall”—fourth, fifth, sixth, seventh and eighth sentences; (ii) “Risk factors—We will depend on collaborative arrangements to complete the development and commercialization of some of our product candidates. These collaborative arrangements may place the development of our product candidates outside of our control, may require us to relinquish important rights or may otherwise not be on terms favorable to us” – second and third sentences of second paragraph; and (iii) “Selling stockholder” except for the percentages appearing in the table and the footnote thereunder;

(f) the sale of Sanwa’s Shares pursuant to this Agreement is not prompted by any material information concerning the Company which is not set forth in the Prospectus;

(g) neither Sanwa nor any of its controlled subsidiaries nor, to Sanwa’s knowledge without inquiry, any of its other affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(h) there are no affiliations or associations between any member of the NASD and Sanwa, except as set forth in the Registration Statement and the Prospectus; and

(i) the Sanwa Prepricing Prospectus Information (as defined below) included in each Prepricing Prospectus, at the time of filing of each Prepricing Prospectus, and in the last Prepricing Prospectus distributed in connection with the offering of the Sanwa Shares, did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Sanwa Registration Statement Information, included or incorporated by reference in the Registration Statement, did not when the Registration Statement became effective, does not and will not, at the time of purchase, any additional time of purchase and any time at which the Prospectus is delivered in connection with any sale of Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Sanwa Prospectus Information included or incorporated by reference in the Prospectus will not, as of the date of the Prospectus and at the time of purchase, any additional time of purchase and any time at which the Prospectus is delivered in connection with any sale of Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; for purposes of this Agreement, “Sanwa Prepricing Prospectus Information” shall mean the Sanwa Registration Statement Information together with the statements set forth in the Prepricing Prospectus under the captions “Selling stockholder” (except for the percentages appearing in the table and the footnote thereunder) and “Description of capital stock—Registration rights.”

5. Certain Covenants of the Company and Sanwa.

(a) The Company hereby agrees:

(i) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(ii) to make available to the Underwriters in New York City, as soon as practicable after the execution and delivery of this Agreement, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; and in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(iii) to advise you promptly, confirming such advice in writing (if requested by you), (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(iv) to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which you shall object in writing;

(v) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(vi) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information publicly disclosed by the Company as you may reasonably request regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

(vii) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such

Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(viii) to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than March 1, 2005, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and in the case of quarterly financial statements need not be audited) covering a period of 12 months beginning after the later of (i) effective date of the Registration Statement (as defined in Rule 158(c) of the Act) covering the Firm Shares; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement; and (iii) the date of the Company’s most recent annual report on Form 10-K filed with the Commission prior to the date of this Agreement;

(ix) to furnish to you five (5) conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto), and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

(x) to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(f) hereof;

(xi) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(xii) for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which you reasonably object;

(xiii) to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xiv) not to, directly or indirectly, sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any such securities or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the “Lock-up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus and (iv) the issuance of Common Stock pursuant to the Company’s Employee Stock Purchase Plan to the extent described in the Registration Statement and the Prospectus;

(xv) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing; and

(xvi) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or any Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment or Abbreviated Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment or Abbreviated Registration Statement has become effective.

(b) (A) The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prepricing Prospectus, the Prospectus Supplement and the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares by the Company, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the registration of the Sanwa Shares; (iv) the fees and expenses up to $15,000 for one special counsel for Sanwa in connection with the offering and sale of the Sanwa Shares as contemplated hereby; (v) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, the Custody Agreement and any closing documents (including any compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (vi) the qualification of the Shares for offering and sale under state and foreign laws and the determination of their eligibility for investment under state and foreign laws as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vii) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on The Nasdaq National Market (“NASDAQ”) and any registration thereof under the Exchange Act, (viii) the filing for review of the public offering of the Shares by the NASD, including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters, (ix) the fees and disbursements of any transfer agent or registrar for the Shares, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) the performance of the Company’s other obligations hereunder; and (B) Sanwa agrees to pay (i) all stock or transfer taxes and stamps or similar duties payable on the sale, issuance or delivery of the Sanwa Shares to the Underwriters and (ii) all other costs, expenses, fees and taxes not otherwise payable by the Company as provided herein in connection with the performance of Sanwa’s other obligations hereunder; provided, however, that, except as otherwise set forth in this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters; provided further that the Company shall pay the underwriting discounts and commissions with respect to the Shares sold hereunder by the Company to the Underwriters, and Sanwa shall pay the underwriting discounts and commissions with respect to the Sanwa Shares.

(c) Sanwa hereby agrees not to take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 5(b) hereof, to reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and Sanwa on the date hereof and at the time of purchase as if made at the time of purchase, and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and Sanwa on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase as if made at the time of purchase and the additional time of purchase, as the case may be, the performance by the Company and Sanwa of each of their respective obligations hereunder and to the following additional conditions precedent:

(a) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Cooley Godward LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto;

(b) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Heller Ehrman White & McAuliffe LLP, patent counsel for the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit C hereto;

(c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Hyman Phelps & McNamara, P.C., regulatory counsel for the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit D hereto;

(d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinions of each of Squire, Sanders & Dempsey L.L.P., U.S. counsel for Sanwa, and SSD Law Offices, Japanese counsel for Sanwa, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the forms set forth in Exhibit E-1 and Exhibit E-2 hereto, respectively;

(e) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

(f) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine LLP, counsel for the Underwriters.

(g) No amendment or supplement to the Registration Statement or Prospectus, and no document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been filed to which you have objected in writing.

(h) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

(i) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change (other than as specifically described in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company shall occur or become known and (ii) no transaction which is material to the Company shall have been entered into by the Company.

(k) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by two of the Company’s executive officers, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(l) Sanwa will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by a duly authorized officer of Sanwa, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(m) You shall have received the executed Lock-Up Agreements referred to in Section 3(q).

(n) The Company and Sanwa shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

(o) The Shares shall have been approved for listing for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(p) The Custody Agreement shall have been executed and delivered by the Custodian and Sanwa.

(q) Sanwa shall have placed in custody, under the Custody Agreement, with the Custodian for delivery under this Agreement certificates in negotiable form representing the Sanwa Shares to be sold hereunder by Sanwa to the Underwriters.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ or the establishment of minimum prices or material limitations on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension in trading in the Company’s securities on NASDAQ or the establishment of minimum prices or material limitations on the trading of the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(b), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 0 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, each of the Company and Sanwa agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to Sanwa. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term “Prospectus” for the purpose of Section 10, other than Section 10(b), being deemed to include the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus, as any of the foregoing may be amended or supplemented from time to time), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; or (ii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings, which are provided by the Company or based upon information furnished by or on behalf of the Company.

(b) Sanwa agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Sanwa Registration Statement Information included or incorporated by reference in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Sanwa Registration Statement Information, or necessary to make such Sanwa Registration Statement Information not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Sanwa Prospectus Information included or incorporated by reference in a Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Sanwa Prospectus Information or necessary to make such Sanwa Prospectus Information, in light of the circumstances under which the statements comprising the Sanwa Prospectus Information were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in the Sanwa Prepricing Prospectus Information included or incorporated by reference in a Prepricing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Sanwa Prepricing Prospectus Information or necessary to make such Sanwa Prepricing Prospectus Information, in light of the circumstances under which the statements comprising the Sanwa Prepricing Prospectus Information were made, not misleading; or (iv) any untrue statement or alleged untrue statement made by Sanwa in Section 4 hereof or the failure by Sanwa to perform when and as required any agreement or covenant contained herein.

(c) If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or Sanwa pursuant to Section 10(a) or (b), such Underwriter or such person shall promptly notify the Company and Sanwa in writing of the institution of such Proceeding, and the Company or Sanwa, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or Sanwa shall not relieve the Company or Sanwa from any liability which the Company or Sanwa may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or Sanwa in connection with the defense of such Proceeding or the Company or Sanwa, as the case may be, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or Sanwa (in which case the Company or Sanwa, as the case may be, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company or Sanwa, as the case may be, may employ counsel and participate in the defense thereof provided the fees and expenses of such counsel are at the expense of the party engaging such counsel), in any of which events such fees and expenses shall be borne by the Company or Sanwa and paid as incurred (it being understood, however, that the Company or Sanwa, as the case may be, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or Sanwa, as the case may be, shall not be liable for any settlement of any Proceeding effected without the written consent of the Company or Sanwa, but if settled with the written consent of the Company or Sanwa, the Company or Sanwa, as the case may be agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the its written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, Sanwa, their respective directors and officers and any person who controls the Company or Sanwa within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company, Sanwa or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

(e) If any Proceeding is brought against the Company, Sanwa or any such person in respect of which indemnity may be sought against any Underwriter pursuant to Section 10(d), the Company, Sanwa or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding, and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, Sanwa or any such person or otherwise. The Company, Sanwa or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, Sanwa or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, Sanwa and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(e), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(f) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a), (b) or (d) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Sanwa on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Sanwa on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and Sanwa on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Sanwa and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company and Sanwa on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or Sanwa or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(g) The Company, Sanwa and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 10, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(h) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and Sanwa contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or Sanwa or any of their respective directors or officers or any person who controls the Company or Sanwa or any of their respective directors or officers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, Sanwa and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or Sanwa, against any of the officers or directors of the Company or Sanwa, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile or telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, facsimile no. (212) 821-4489; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3165 Porter Drive, Palo Alto, CA 94304, Attention: Michael M. Wick, President, Chief Executive Officer and Chairman of the Board, facsimile no. (650) 845-7800; and if to Sanwa, shall be sufficient in all respects if delivered or sent to Sanwa Kagaku Kenkyusho Co., Ltd., 35 Higashi Sotobori-Cho, Higashi-ku, Nagoya 461, Japan, Attention: Masuo Kato, facsimile no. (052) 950-1860, with copies to Gaikokuho Jimu Bengoshi Jimusho, Ebisu Prime Square Tower, 16th Floor, 1-1-39 Hiroo, Shibuya-ku, Tokyo 150-0012, Attention: Stephen E. Chelberg, Esq., facsimile no. +81.3.5774.1818 and to Squire, Sanders & Dempsey L.L.P, 801 South Figueroa Street, 14th Floor, Los Angeles, CA 90017-5554, Attention: Hillel T. Cohn, Esq., facsimile no. (213) 623-4581.

12. Information Furnished by the Underwriters. The following statements constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3, 4 and 10 hereof: (A) the fourth paragraph under the caption “Underwriting” in the Prospectus Supplement and (B) the statements, only insofar as they relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, set forth under the caption “Underwriting—Commissions and discounts” and “Underwriting—Price stabilization, short positions, passive market making” in the Prospectus Supplement.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you, the Company and Sanwa each consent to the jurisdiction of such courts and personal service with respect thereto. The Company and Sanwa each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and Sanwa (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Underwriter, the Company and Sanwa each agree that a final judgment not subject to appeal in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts to the jurisdiction of which such Underwriter or the Company or Sanwa is or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, Sanwa and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and Sanwa and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, Sanwa’s and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of UBS may have lending relationships with issuers of securities underwritten or privately placed by UBS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, Sanwa and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, Sanwa and the several Underwriters.

Very truly yours,

TELIK, INC.

By:	/s/ Michael M. Wick
	Name:	Michael M. Wick
	Title:	President, Chief Executive Officer and Chairman

SANWA KAGAKU KENKYUSHO CO., LTD.

By:	/s/ Masuo Kato
	Name:	Masuo Kato
	Title:	General Manager Business Development Department

Accepted and agreed to as of the

date first above written, on

behalf of themselves and the other

several Underwriters named in

Schedule A

UBS SECURITIES LLC

LEHMAN BROTHERS INC.

BEAR, STEARNS & CO. INC.

NEEDHAM & COMPANY, INC.

LAZARD FRÈRES & CO. LLC

FORTIS SECURITIES INC.

By:	UBS SECURITIES LLC

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Executive Director

By:	/s/ Steven Meeham
	Name:	Steven Meeham
	Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS Securities LLC	3,146,000
Lehman Brothers Inc.	1,215,500
Bear, Stearns & Co. Inc.	1,072,500
Needham & Company, Inc.	1,072,500
Lazard Frères & Co. LLC	357,500
Fortis Securities Inc.	286,000
Legg Mason Wood Walker, Incorporated	150,000
Thomas Weisel Partners LLC	150,000
First Albany Corporation	50,000

Total	7,500,000

EXHIBIT A-1

FORM OF LOCK-UP AGREEMENT FOR DIRECTORS AND EXECUTIVE OFFICERS

TELIK, INC.

Common Stock

($0.01 par value)

__________ __, 2003

UBS Securities LLC

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

Needham & Company, Inc.

Lazard Frères & Co. LLC

Fortis Securities Inc.

As Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Telik, Inc., a Delaware corporation (the “Company”), Sanwa Kagaku Kenkyusho Co., Ltd., a Japanese corporation (“Sanwa”), and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that from the date hereof through and including the 90th day after the date of the final prospectus relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to, any Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock or any warrants or other rights to purchase Common Stock or any such security, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable

A-1-1

for Common Stock, or any warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided that the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, from the date hereof through and including the 90th day after the date of the final prospectus relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the “time of purchase” (as defined in the Underwriting Agreement).

Yours very truly,

Name:

A-1-2

EXHIBIT A-2

FORM OF LOCK-UP AGREEMENT FOR SANWA KAGAKU KENKYUSHO CO., LTD.

TELIK, INC.

Common Stock

($0.01 par value)

__________ __, 2003

UBS Securities LLC

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

Needham & Company, Inc.

Lazard Frères & Co. LLC

Fortis Securities Inc.

As Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Telik, Inc., a Delaware corporation (the “Company”), the undersigned and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that from the date of the final prospectus relating to the Offering through and including the 90th day after such date, the undersigned will not, directly or indirectly, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to, any Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock or any warrants or other rights to purchase Common Stock or any such security, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of

A-2-1

ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or any warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided that the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby acknowledges and agrees that the inclusion of the Sanwa Shares in the Registration Statement satisfies in full any and all rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, from the date of the final prospectus relating to the Offering through and including the 90th day after such date, the undersigned will not, directly or indirectly, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the “time of purchase” (as defined in the Underwriting Agreement).

Yours very truly,

SANWA KAGAKU KENKYUSHO CO., LTD.

By:
Name:
Title:

A-2-2